Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Second Quarter 2021 Results

For Release July 28, 2021

•	Second quarter 2021 net income of $51.4 million increased 25% compared to the second quarter of 2020 and decreased 17% compared to the first quarter of 2021

•	Second quarter 2021 diluted earnings per common share of $1.58 increased 21% compared to the second quarter of 2020 and decreased 22% compared to the first quarter of 2021

•	Assets reached a record level of $9.9 billion, increasing 2% compared to March 31, 2021 and December 31, 2020.

•	Return on average assets was 2.14% in the second quarter of 2021 compared to 1.89% in the second quarter of 2020 and 2.49% in the first quarter of 2021

•	Credit quality remained strong, as nonperforming loans decreased to 0.05% of loans receivable compared to 0.08% at March 31, 2021 and 0.11% at December 31, 2020

•	All of the outstanding shares of the Company’s 8% preferred stock were redeemed for $41.6 million and were replaced with a $46.2 million private offering of its 6% Series C preferred stock for those 8% preferred shareholders.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported second quarter 2021 net income of $51.4 million, or diluted earnings per common share of $1.58. This compared to $41.2 million, or diluted earnings per common share of $1.31 in the second quarter of 2020, and compared to $62.0 million, or diluted earnings per common share of $2.02 in the first quarter of 2021.

The $10.3 million, or 25%, increase in net income for the second quarter 2021 compared to the second quarter of 2020 was driven by a $13.2 million, or 26%, increase in net interest income that reflected a 57% decrease in the cost of deposits and a 7% increase in interest income from higher loan balances.

The $10.6 million, or 17%, decrease in net income for the second quarter 2021 compared to the first quarter of 2021 was primarily driven by a $7.6 million, or 10%, decrease in net interest income that reflected a 10% decrease in interest income on loans. The decrease in net income also reflected a $6.2 million decrease in loan servicing fees, which included a $6.2 million lower fair market value adjustment to mortgage servicing rights. The second quarter of 2021 benefited from a $0.7 million positive fair market value adjustment compared to $6.9 positive fair market value adjustment in the first quarter of 2021.

“Following the record-setting income reported in the first quarter, we continued to effectively manage our capital and resources to reach the highest asset levels achieved in Company history, with $9.9 billion in total assets at June 30, 2021. During the second quarter we also maintained one of the lowest efficiency ratios in the industry at 29.0%, had nonperforming loans at only .05% of loans receivable, and achieved tangible book value of $23.59 per share, which demonstrates our ongoing commitment to conservative underwriting, capital management and profitable growth,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “The entrepreneurial culture at Merchants has provided our team with the product diversity that is enabling our businesses to evolve and expand, regardless of the changing market dynamics.”

Total Assets

Total assets of $9.9 billion at June 30, 2021 increased $176.3 million, or 2%, compared to March 31, 2021, and increased $236.2 million, or 2%, compared to December 31, 2020.

The asset levels increased compared to both periods despite a $262.1 million multi-family loan sale to Freddie Mac in May of 2021, which was subsequently securitized. The Company also acquired $28.7 million of those securities.

Return on average assets was 2.14% for the second quarter of 2021 compared to 1.89% for the second quarter of 2020 and 2.49% for the first quarter of 2021.

Asset Quality

The allowance for loan losses of $28.7 million at June 30, 2021 decreased $0.4 million compared to March 31, 2021 and increased $1.2 million compared to December 31, 2020. The increase compared to December 31, 2020 was primarily based on growth in the multi-family loan portfolio. The portion of the allowance associated with the COVID-19 pandemic has remained relatively steady since September 30, 2020, at approximately $0.6 million. Because it is still too early to know the full extent of potential future losses associated with the impact of COVID-19, the Company continues to monitor the situation and may need to adjust future expectations as developments occur.

Merchants believes it has minimal direct exposure to consumer, commercial and other small businesses that may be negatively impacted by COVID-19 but continues to assist customers facing financial setbacks. As of June 30, 2021, the Company had only 4 loans remaining in payment deferral arrangements, with unpaid balances of $37.0 million.

Non-performing loans were $3.0 million, or 0.05%, of loans receivable at June 30, 2021, compared to $4.7 million, or 0.08% of loans receivable at March 31, 2021, and compared to $6.3 million, or 0.11% of loans receivable at December 31, 2020.

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Total Deposits

Total deposits of $8.0 billion at June 30, 2021 decreased $23.6 million compared to March 31, 2021, and increased $631.5 million, or 9%, compared to December 31, 2020. The increase compared to December 31, 2020 was primarily due to growth in savings accounts.

Total brokered deposits of $853.1 million at June 30, 2021 decreased $5.0 million, or 1%, from March 31, 2021 and decreased $320.6 million, or 27%, from December 31, 2020. Brokered deposits represented 11% of total deposits at June 30, 2021 compared to 11% of total deposits at March 31, 2021 and 16% of total deposits at December 31, 2020.

Liquidity

The Company continues to have significant borrowing capacity, with unused lines of credit at $3.3 billion at June 30, 2021 compared to $3.7 billion at March 31, 2021 and $2.6 billion at December 31, 2020. This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. The Company began utilizing the Federal Reserve’s discount window and the Paycheck Protection Program Liquidity Facility (“PPPLF”) during 2020, which have contributed to lower interest expenses and increased borrowing capacity. Participation in the American Financial Exchange began during the first quarter of 2021 and is also contributing to lower interest expense and increased borrowing capacity.

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Net Interest Income

Net interest income of $64.4 million in the second quarter of 2021 increased $13.2 million, or 26%, compared to the second quarter of 2020 and decreased $7.6 million, or 10%, compared to the first quarter of 2021.

The 26% increase in net interest income compared to the second quarter of 2020 reflected a 57% decrease in the cost of deposits and a 7% increase in interest income from higher loan balances. The interest rate spread of 2.68% for the second quarter of 2021 increased 37 basis points compared to 2.31% in the second quarter of 2020. The net interest margin of 2.75% for the second quarter of 2021 increased 33 basis points compared to 2.42% for the second quarter of 2020. The increase in net interest margin compared to the second quarter of 2020 reflected lower funding costs and higher loan balances that outpaced lower interest rates on loans.

The 10% decrease in net interest income compared to the first quarter of 2021 reflected lower balances and lower rates on loans. The interest rate spread of 2.68% for the second quarter of 2021 decreased 25 basis points compared to 2.93% in the first quarter of 2021. The net interest margin of 2.75% for the second quarter of 2021 also decreased 24 basis points compared to 2.99% for the first quarter of 2021.

Interest Income

Interest income of $72.4 million in the second quarter of 2021 increased $4.2 million, or 6%, compared to the second quarter of 2020 and decreased $7.1 million, or 9%, compared to the first quarter of 2021.

The 6% increase in interest income compared to the second quarter of 2020 was primarily due to significant loan growth that was partially offset by lower rates. The higher interest income reflected a $969.4 million, or 14%, increase in the average balance of loans, including loans held for sale, which reached $7.9 billion for the second quarter of 2021. The average yield on loans and loans held for sale of 3.46% for the second quarter of 2021 decreased 25 basis points compared to 3.71% for the second quarter of 2020. The decline in average yields reflected higher loan volume and lower overall interest rates in the second quarter of 2021.

The 9% decrease in interest income compared to the first quarter of 2021 reflected a $473.5 million, or 6%, decrease in the average balance of loans, including loans held for sale, which reached $7.9 billion for the second quarter of 2021. The average yield on loans and loans held for sale of 3.46% for the second quarter of 2021 decreased 20 basis points compared to 3.66% for the first quarter of 2021.

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Interest Expense

Total interest expense decreased $8.9 million, or 53%, to $8.0 million for the second quarter of 2021 compared to the second quarter of 2020 and increased $0.4 million, or 6%, compared to the first quarter of 2021. Interest expense on deposits of $6.7 million for the second quarter of 2021 decreased $8.7 million, or 57%, compared to the second quarter of 2020 and increased $0.6 million, or 10%, compared to the first quarter of 2021.

The 57% decrease in interest expense on deposits compared to the second quarter of 2020 was primarily due to significant decreases in balances and rates of brokered certificates of deposits, as well as higher balances of custodial interest-bearing checking accounts with warehouse customers that are tied to short-term LIBOR rates, which declined significantly. The average balance of interest-bearing deposits of $7.4 billion for the second quarter of 2021 increased $390.1 million, or 6%, compared to the second quarter of 2020. The average yield of interest-bearing deposits was 0.36% for the second quarter of 2021, which was a 52 basis point decrease compared to 0.88% for the second quarter of 2020.

The 10% increase in interest expense on deposits compared to the first quarter of 2021 was primarily due to the higher balances and rates for money market accounts. The average balance of interest-bearing deposits of $7.4 billion for the second quarter of 2021 decreased $91.3 million, or 1%, compared to the first quarter of 2021. The average yield of interest-bearing deposits was 0.36% for the second quarter of 2021, which was a 3 basis point decrease compared to 0.33% in the first quarter of 2021.

Noninterest Income

Noninterest income of $32.9 million for the second quarter of 2021 increased $6.7 million, or 25%, compared to the second quarter of 2020 and decreased $11.1 million, or 25%, compared to the first quarter of 2021.

The 25% increase in noninterest income compared to the second quarter of 2020 was primarily due to a $8.0 million, or 47%, increase in gain on sale of loans reflecting higher volume of multi-family loans.

The 25% decrease in noninterest income compared to the first quarter of 2021 was primarily due to a $6.2 million decrease in loan servicing fees. Included in loan servicing fees for the second quarter of 2021 was a $0.7 million positive fair market value adjustment to mortgage servicing rights, which compared to a $6.9 million positive fair market value adjustment for the first quarter of 2021.

At June 30, 2021, the mortgage servicing rights asset was valued at $98.3 million, an increase of 35% compared to June 30, 2020 and an increase of 2% compared to March 31, 2021. These increases were driven by higher loan balances of mortgages serviced and higher interest rates that impacted fair market value adjustments in the second quarter of 2021. The value of mortgage servicing rights generally increases in rising interest rate environments and declines in falling interest rate environments.

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Noninterest Expense

Noninterest expense of $28.2 million for the second quarter of 2021 increased $7.9 million, or 39%, compared to the second quarter of 2020 and decreased $1.9 million, or 6%, compared to the first quarter of 2021.

The 39% increase in noninterest expense compared to the second quarter of 2020 was due primarily to a $7.0 million, or 60%, increase in salaries and employee benefits, including commissions, to support higher loan production volumes. The efficiency ratio of 29.0% for the second quarter of 2021 compared to 26.2% for the second quarter of 2020.

The 6% decrease in noninterest expense compared to the first quarter of 2021 was primarily due to a $2.4 million, or 11%, decrease in salaries and employee benefits that reflected lower commissions from lower loan volumes. The efficiency ratio of 29.0% for the second quarter of 2021 compared to 26.0% for the first quarter of 2021.

Segments

For the second quarter of 2021, net income of $11.0 million for Multi-family Mortgage Banking increased 200% compared with the second quarter of 2020, primarily due to higher noninterest income from gain on sale of loans. Noninterest income reflected a positive fair market value adjustment of $0.1 million on mortgage servicing rights in the second quarter of 2021 compared to a negative fair market value adjustment of $0.8 million in the second quarter of 2020. Compared to the first quarter of 2021, net income for this segment decreased 8%, reflecting lower gain on sale of loans and loan servicing fees. Included in loan servicing fees was a positive fair market value adjustment of $0.1 million on mortgage servicing rights in the second quarter of 2021 compared to a positive fair market value adjustment of $2.1 million in the first quarter of 2021.

For the second quarter of 2021, net income of $21.7 million for Banking increased 84% from to the second quarter of 2020, reflecting higher net interest income. Net income for this segment decreased 6% from the first quarter of 2021 primarily due to lower loan servicing fees. Included in loan servicing fees for the second quarter of 2021 was a $0.6 million positive fair market value adjustment to mortgage servicing rights, which compared to a $4.7 million positive fair market value adjustment for the first quarter of 2021.

For the second quarter of 2021, net income of $21.4 million for Mortgage Warehousing decreased 23% compared to the second quarter of 2020 and decreased 27% compared to the first quarter of 2021. The decreases reflected lower net interest income as warehouse lines of credit and loans held for sale declined.

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About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration ("FHA") multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking. Merchants Bancorp, with $9.9 billion in assets and $8.0 billion in deposits as of June 30, 2021, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, such as the potential impacts of the COVID-19 pandemic. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and other factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Assets
Cash and due from banks	$13,745	$12,003	$10,063	$9,276	$13,830
Interest-earning demand accounts	388,304	257,436	169,665	419,926	389,357
Cash and cash equivalents	402,049	269,439	179,728	429,202	403,187
Securities purchased under agreements to resell	6,507	6,544	6,580	6,616	6,651
Mortgage loans in process of securitization	461,914	432,063	338,733	374,721	518,788
Available for sale securities	315,260	241,691	269,802	278,861	259,656
Federal Home Loan Bank (FHLB) stock	70,767	70,656	70,656	70,656	53,224
Loans held for sale (includes $26,623, $57,998, $40,044, $41,418 and $42,000, respectively, at fair value)	2,955,390	2,749,662	3,070,154	3,319,619	3,877,769
Loans receivable, net of allowance for loan losses of $28,696, $29,091, $27,500, $23,436 and $20,497, respectively	5,444,227	5,710,291	5,507,926	4,857,554	4,133,315
Premises and equipment, net	31,384	31,261	29,761	29,261	29,362
Mortgage servicing rights	98,331	96,215	82,604	75,772	72,889
Interest receivable	22,068	22,111	21,770	19,130	18,574
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	1,990	2,136	2,283	2,657	3,038
Other assets and receivables	55,800	57,346	49,533	50,581	47,102
Total assets	$9,881,532	$9,705,260	$9,645,375	$9,530,475	$9,439,400
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$814,567	$818,621	$853,648	$666,081	$601,265
Interest-bearing	7,225,011	7,244,560	6,554,418	6,418,566	6,307,363
Total deposits	8,039,578	8,063,181	7,408,066	7,084,647	6,908,628
Borrowings	701,373	545,160	1,348,256	1,618,201	1,761,113
Deferred and current tax liabilities, net	18,819	41,610	20,405	22,405	21,020
Other liabilities	62,698	44,054	58,027	48,087	40,441
Total liabilities	8,822,468	8,694,005	8,834,754	8,773,340	8,731,202
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding - 28,783,599 shares, 28,782,139 shares, 28,747,083 shares, 28,745,614 shares and 28,745,614 shares, respectively	136,836	136,474	135,857	136,103	135,949
Preferred stock, without par value - 5,000,000 total shares authorized
8% Preferred stock - $1,000 per share liquidation preference
Authorized - 50,000 shares
Issued and outstanding - 0 shares, 41,625 shares, 41,625 shares, 41,625 shares and 41,625 shares	—	41,581	41,581	41,581	41,581
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 250,000 shares
Issued and outstanding - 196,181 shares at June 30, 2021 and 150,000 shares at March 31, 2021 (equivalent to 7,847,233 depositary shares at June 30, 2021 and 6,000,000 depositary shares at March 31, 2021)	191,084	144,925	—	—	—
Retained earnings	560,083	516,961	461,744	407,979	358,895
Accumulated other comprehensive income	(4)	249	374	407	708
Total shareholders' equity	1,059,064	1,011,255	810,621	757,135	708,198
Total liabilities and shareholders' equity	$9,881,532	$9,705,260	$9,645,375	$9,530,475	$9,439,400

Consolidated Statement of Income
(Unaudited)
(In thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Interest Income
Loans	$68,276	$75,517	$63,979	$143,793	$117,543
Mortgage loans in process of securitization	2,724	3,136	2,534	5,860	5,330
Investment securities:
Available for sale - taxable	833	354	972	1,187	2,294
Available for sale - tax exempt	9	11	38	20	75
Federal Home Loan Bank stock	392	384	447	776	686
Other	204	147	234	351	2,693
Total interest income	72,438	79,549	68,204	151,987	128,621
Interest Expense
Deposits	6,683	6,100	15,398	12,783	36,028
Borrowed funds	1,348	1,486	1,572	2,834	3,006
Total interest expense	8,031	7,586	16,970	15,617	39,034
Net Interest Income	64,407	71,963	51,234	136,370	89,587
Provision (credit) for loan losses	(315)	1,663	1,745	1,348	4,743
Net Interest Income After Provision for Loan Losses	64,722	70,300	49,489	135,022	84,844
Noninterest Income
Gain on sale of loans	25,122	28,620	17,084	53,742	38,250
Loan servicing fees, net	1,727	7,951	1,597	9,678	(4,227)
Mortgage warehouse fees	3,079	4,116	5,475	7,195	8,221
Other income	2,927	3,249	2,032	6,176	3,846
Total noninterest income	32,855	43,936	26,188	76,791	46,090
Noninterest Expense
Salaries and employee benefits	18,869	21,274	11,828	40,143	26,068
Loan expenses	1,921	2,523	2,039	4,444	3,203
Occupancy and equipment	1,808	1,627	1,383	3,435	2,875
Professional fees	779	422	726	1,201	1,295
Deposit insurance expense	651	671	1,851	1,322	3,637
Technology expense	971	937	716	1,908	1,326
Other expense	3,184	2,630	1,739	5,814	4,171
Total noninterest expense	28,183	30,084	20,282	58,267	42,575
Income Before Income Taxes	69,394	84,152	55,395	153,546	88,359
Provision for income taxes	17,977	22,169	14,233	40,146	22,614
Net Income	$51,417	$61,983	$41,162	$113,400	$65,745
Dividends on preferred stock	(5,659)	(3,757)	(3,619)	(9,416)	(7,237)
Net Income Allocated to Common Shareholders	45,758	58,226	37,543	103,984	58,508
Basic Earnings Per Share	$1.59	$2.02	$1.31	$3.61	$2.04
Diluted Earnings Per Share	$1.58	$2.02	$1.31	$3.60	$2.03
Weighted-Average Shares Outstanding
Basic	28,782,813	28,772,092	28,743,894	28,777,482	28,739,263
Diluted	28,874,325	28,850,414	28,762,349	28,862,399	28,760,880

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Noninterest expense	$28,183	$30,084	$20,282	$58,267	$42,575

Net interest income (before provision for losses)	64,407	71,963	51,234	136,370	89,587
Noninterest income	32,855	43,936	26,188	76,791	46,090
Total income	$97,262	$115,899	$77,422	$213,161	$135,677

Efficiency ratio	28.98%	25.96%	26.20%	27.33%	31.38%

Average assets	$9,609,957	$9,952,911	$8,689,212	$9,780,487	$7,646,803
Net income	$51,417	$61,983	$41,162	$113,400	$65,745
Return on average assets before annualizing	0.54%	0.62%	0.47%	1.16%	0.86%
Annualization factor	4.00	4.00	4.00	2.00	2.00
Return on average assets	2.14%	2.49%	1.89%	2.32%	1.72%
Return on average tangible common shareholders' equity (1)	27.61%	38.32%	32.62%	32.72%	26.08%
Tangible book value per common share (1)	$23.59	$22.09	$16.58	$23.59	$16.58
Tangible common shareholders' equity/tangible assets (1)	6.88%	6.56%	5.06%	6.88%	5.06%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures"

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income	$51,417	$61,983	$41,162	$113,400	$65,745
Less: preferred stock dividends	(5,659)	(3,757)	(3,619)	(9,416)	(7,237)
Net income available to common shareholders	$45,758	$58,226	$37,543	$103,984	$58,508
Average shareholders' equity	$1,031,246	$852,900	$692,132	$942,566	$680,651
Less: average goodwill & intangibles	(17,916)	(18,057)	(19,083)	(17,986)	(19,283)
Less: average preferred stock	(350,320)	(227,115)	(212,646)	(289,058)	(212,646)
Tangible common shareholders' equity	$663,010	$607,728	$460,403	$635,522	$448,722

Annualization factor	4.00	4.00	4.00	2.00	2.00
Return on average tangible common shareholders' equity	27.61%	38.32%	32.62%	32.72%	26.08%

Total equity	$1,059,064	$1,011,255	$708,198	$1,059,064	$708,198
Less: goodwill and intangibles	(17,835)	(17,981)	(18,883)	(17,835)	(18,883)
Less: preferred stock	(362,149)	(357,571)	(212,646)	(362,149)	(212,646)
Tangible common shareholders' equity	$679,080	$635,703	$476,669	$679,080	$476,669

Assets	$9,881,532	$9,705,260	$9,439,400	$9,881,532	$9,439,400
Less: goodwill and intangibles	(17,835)	(17,981)	(18,883)	(17,835)	(18,883)
Tangible assets	$9,863,697	$9,687,279	$9,420,517	$9,863,697	$9,420,517

Ending common shares	28,783,599	28,782,139	28,745,614	28,783,599	28,745,614

Tangible book value per common share	$23.59	$22.09	$16.58	$23.59	$16.58
Tangible common shareholders' equity/tangible assets	6.88%	6.56%	5.06%	6.88%	5.06%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-bearing deposits, and other	$788,002	$596	0.30%	$610,884	$531	0.35%	$971,350	$681	0.28%
Securities available for sale - taxable	285,536	833	1.17%	267,428	354	0.54%	276,928	972	1.41%
Securities available for sale - tax exempt	1,363	9	2.65%	1,366	11	3.27%	5,294	38	2.89%
Mortgage loans in process of securitization	416,559	2,724	2.62%	500,234	3,136	2.54%	328,089	2,534	3.11%
Loans and loans held for sale	7,905,766	68,276	3.46%	8,379,227	75,517	3.66%	6,936,368	63,979	3.71%
Total interest-earning assets	9,397,226	72,438	3.09%	9,759,139	79,549	3.31%	8,518,029	68,204	3.22%
Allowance for loan losses	(28,778)			(28,308)			(19,474)
Noninterest-earning assets	241,509			222,080			190,657

Total assets	$9,609,957			$9,952,911			$8,689,212

Liabilities & Shareholders' Equity:

Interest-bearing checking	4,473,251	1,362	0.12%	4,806,665	1,210	0.10%	2,656,105	2,327	0.35%
Savings deposits	205,884	38	0.07%	192,196	37	0.08%	176,546	27	0.06%
Money market	2,197,750	4,175	0.76%	2,065,218	3,738	0.73%	1,402,562	3,966	1.14%
Certificates of deposit	512,316	1,108	0.87%	416,426	1,115	1.09%	2,763,853	9,078	1.32%
Total interest-bearing deposits	7,389,201	6,683	0.36%	7,480,505	6,100	0.33%	6,999,066	15,398	0.88%

Borrowings	523,942	1,348	1.03%	810,856	1,486	0.74%	518,207	1,572	1.22%
Total interest-bearing liabilities	7,913,143	8,031	0.41%	8,291,361	7,586	0.37%	7,517,273	16,970	0.91%

Noninterest-bearing deposits	590,886			740,807			372,195
Noninterest-bearing liabilities	74,682			67,843			107,612

Total liabilities	8,578,711			9,100,011			7,997,080

Shareholders' equity	1,031,246			852,900			692,132

Total liabilities and shareholders' equity	$9,609,957			$9,952,911			$8,689,212

Net interest income		$64,407			$71,963			$51,234

Net interest spread			2.68%			2.93%			2.31%

Net interest-earning assets	$1,484,083			$1,467,778			$1,000,756

Net interest margin			2.75%			2.99%			2.42%

Average interest-earning assets to average interest-bearing liabilities			118.75%			117.70%			113.31%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Segment
Multi-family Mortgage Banking	$10,971	$11,961	$3,651	$22,932	$9,050
Mortgage Warehousing	21,448	29,183	27,712	50,631	40,149
Banking	21,741	23,025	11,812	44,766	19,762
Other	(2,743)	(2,186)	(2,013)	(4,929)	(3,216)
Total	$51,417	$61,983	$41,162	$113,400	$65,745

	Total Assets
	June 30,	March 31,	December 31,
	2021	2021	2020
Segment
Multi-family Mortgage Banking	$238,165	$219,954	$210,714
Mortgage Warehousing	4,265,162	4,383,759	4,893,513
Banking	5,328,684	5,010,799	4,498,880
Other	49,521	90,748	42,268
Total	$9,881,532	$9,705,260	$9,645,375

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Loan Type
Multi-family	$21,408	$22,836	$6,839	$44,244	$25,691
Single-family	1,872	4,213	10,059	6,085	12,133
Small Business Association (SBA)	1,842	1,571	186	3,413	426
Total	$25,122	$28,620	$17,084	$53,742	$38,250

	Loans Receivable and Loans Held for Sale
	June 30,	March 31,	December 31,
	2021	2021	2020
Mortgage warehouse lines of credit	$1,177,940	$1,334,548	$1,605,745
Residential real estate	806,325	731,334	678,848
Multi-family and healthcare financing	2,970,770	3,206,633	2,749,020
Commercial and commercial real estate	409,710	357,682	387,294
Agricultural production and real estate	92,786	96,108	101,268
Consumer and margin loans	15,392	13,077	13,251
	5,472,923	5,739,382	5,535,426
Less: Allowance for loan losses	28,696	29,091	27,500
Loans receivable	$5,444,227	$5,710,291	$5,507,926

Loans held for sale	2,955,390	2,749,662	3,070,154
Total loans, net of allowance	$8,399,617	$8,459,953	$8,578,080